Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2022 and Declaration of Distributions on Common Stock for the Months Ending January 31, February 28, and March 31, 2023

GREENWICH, CT – 11/7/2022 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2022.

•	On October 20, 2022, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 31, 2023	January 17, 2023	January 31, 2023	$0.035
February 28, 2023	February 14, 2023	February 28, 2023	$0.035
March 31, 2023	March 17, 2023	March 31, 2023	$0.035

•	Net asset value (“NAV”) per share as of September 30, 2022 stood at $3.34, compared with a NAV per share on June 30, 2022 of $3.67.

•	Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles, was approximately $5.6 million, or $0.11 per share, for the quarter ended September 30, 2022, compared with approximately $4.3 million, or $0.09 per share, for the quarter ended June 30, 2022.

•	Total investment income for the quarter ended September 30, 2022 amounted to approximately $11.4 million, compared with approximately $9.9 million for the quarter ended June 30, 2022.

o	For the quarter ended September 30, 2022 we recorded investment income from our portfolio as follows:

▪	$6.8 million from our debt investments; and

▪	$4.6 million from our CLO equity investments and other income.

•	Our total expenses for the quarter ended September 30, 2022 were approximately $5.8 million, compared with total expenses of approximately $5.6 million for the quarter ended June 30, 2022.

•	As of September 30, 2022, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 10.4% at current cost, compared with 9.0% as of June 30, 2022;
o	The weighted average effective yield of our CLO equity investments at current cost was 9.0%, compared with 9.5% as of June 30, 2022; and
o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 16.6%, compared with 20.7% as of June 30, 2022.

•	For the quarter ended September 30, 2022, we recorded a net decrease in net assets resulting from operations of approximately $11.1 million, consisting of:

o	NII of approximately $5.6 million;
o	Net realized gains of approximately $56,000; and
o	Net unrealized depreciation of approximately $16.8 million.

•	During the third quarter of 2022, we made investments of approximately $3.9 million, and received approximately $12.8 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.4 based on total principal amount as of September 30, 2022, compared with a weighted average credit rating of 2.1 based on total fair value and 2.3 based on total principal amount as of June 30, 2022.

•	As of September 30, 2022, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of approximately $466,000. Also, as of September 30, 2022, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $2.2 million.

We will hold a conference call to discuss third quarter results today, Monday, November 7th, 2022 at 9:00 AM ET. The toll-free dial-in number is 1-844-200-6205, access code number 016364. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 807558.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $491,139,187 and $495,212,632, respectively)	$338,055,554	$420,038,717
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	2,190,923	772,491
Cash and cash equivalents	14,367,882	9,015,700
Interest and distributions receivable	2,561,703	3,064,477
Other assets	854,623	615,109
Total assets	$358,030,685	$433,506,494
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $487,501 and $730,361, respectively	$63,882,724	$63,639,864
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $835,535 and $1,009,924, respectively	43,955,215	43,780,826
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,250,940 and $2,539,305 respectively	78,249,060	77,960,695
Due to custodian	1,848,201	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,408,729	1,688,712
Accrued interest payable	1,216,109	1,216,109
Accrued expenses	922,832	625,163
Total liabilities	191,482,870	188,911,369
COMMITMENTS AND CONTINGENCIES
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,800,274 and 49,690,059 shares issued and outstanding, respectively	498,002	496,900
Capital in excess of par value	434,860,405	434,462,322
Total distributable earnings/(accumulated losses)	(268,810,592)	(190,364,097)
Total net assets	166,547,815	244,595,125
Total liabilities and net assets	$358,030,685	$433,506,494
Net asset value per common share	$3.34	$4.92

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS – (unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$6,805,339	$4,527,514	$17,730,026	$12,351,940
Income from securitization vehicles and investments	4,402,463	5,071,854	12,906,127	13,849,299
Other income	190,330	198,263	567,400	798,088
Total investment income from non-affiliated/non-control investments	11,398,132	9,797,631	31,203,553	26,999,327
Total investment income	11,398,132	9,797,631	31,203,553	26,999,327

EXPENSES
Interest expense	3,090,535	3,090,535	9,263,853	7,405,358
Base Fee	1,408,729	1,774,727	4,580,413	4,598,461
Professional fees	417,390	349,626	1,072,843	1,604,845
Compensation expense	234,517	185,855	689,350	551,452
General and administrative	691,115	414,920	1,447,346	1,258,610
Total expenses before incentive fees	5,842,286	5,815,663	17,053,805	15,418,726
Net Investment Income Incentive Fees	—	—	—	—
Total expenses	5,842,286	5,815,663	17,053,805	15,418,726
Net investment income	5,555,846	3,981,968	14,149,748	11,580,601
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(17,373,881)	5,558,192	(77,909,718)	39,141,482
Affiliated investments	615,332	73,571	1,418,432	73,571
Total net change in unrealized (depreciation)/appreciation on investments	(16,758,549)	5,631,763	(76,491,286)	39,215,053
Net realized gains/(losses):
Non-affiliated/non-control investments	55,787	1,651,408	(437,978)	(11,239,243)
Total net realized gains/(losses)	55,787	1,651,408	(437,978)	(11,239,243)
Net (decrease)/increase in net assets resulting from operations	$(11,146,916)	$11,265,139	$(62,779,516)	$39,556,411
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.11	$0.08	$0.28	$0.23
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(0.22)	$0.23	$(1.26)	$0.80
Weighted average shares of common stock outstanding (Basic and Diluted):	49,773,782	49,634,535	49,737,216	49,610,734
Distributions per share	$0.105	$0.105	$0.315	$0.315

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Per Share Data
Net asset value at beginning of period	$3.67	$4.91	$4.92	$4.55
Net investment income(1)	0.11	0.08	0.28	0.23
Net realized and unrealized (losses)/gains(2)	(0.33)	0.15	(1.54)	0.57
Net (decrease)/increase in net asset value from operations	(0.22)	0.23	(1.26)	0.80
Distributions per share from net investment income	(0.15)	(0.09)	(0.32)	(0.26)
Tax return of capital distributions(3)	0.04	(0.02)	—	(0.06)
Total distributions	(0.11)	(0.11)	(0.32)	(0.32)
Effect of shares issued/repurchased, gross	—	—	—	—
Net asset value at end of period	$3.34	$5.03	$3.34	$5.03
Per share market value at beginning of period	$3.64	$4.91	$4.08	$3.05
Per share market value at end of period	$3.01	$4.05	$3.01	$4.05
Total return based on Market Value(4)	(14.79)%	(15.52)%	(19.90)%	42.66%
Total return based on Net Asset Value(5)	(6.13)%	4.58%	(25.71)%	17.47%
Shares outstanding at end of period	49,800,274	49,655,275	49,800,274	49,655,275

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$166,548	$249,645	$166,548	$249,645
Average net assets (000’s)	$174,670	$246,554	$206,324	$241,062
Ratio of expenses to average net assets(6)	12.95%	9.44%	10.98%	8.53%
Ratio of net investment income to average net assets(6)	13.16%	6.46%	9.18%	6.41%
Portfolio turnover rate(7)	3.53%	1.39%	16.42%	8.20%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates and are not being provided for U.S. tax reporting purposes. For the three months ended September 30, 2022, the tax return of capital includes an adjustment to reflect a reversal of the previously estimated tax return of capital for the six months ended June 30, 2022.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.

(6)	Ratios for the three and nine months ended September 30, 2022 are annualized and include excise tax, which is a non-recurring expense that is not annualized. For the three and nine months ended September 30, 2022, excise tax represented of 0.14% and 0.12% of average net assets, respectively. Ratios for the three and nine months ended September 30, 2021 are annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios, which are annualized and include excise tax, which is a non-recurring expense that is not annualized, measured for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Ratio of expenses to average net assets:
Operating expenses before incentive fees	12.95%	9.44%	10.98%	8.53%
Net investment income incentive fees	—%	—%	—%	—%
Ratio of expenses, excluding interest expense	5.87%	4.42%	4.99%	4.43%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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